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                                                                   EXHIBIT 99.7

                            KANA COMMUNICATIONS, INC.

                        STOCK OPTION ASSUMPTION AGREEMENT

                                 NETDIALOG, INC.

                                 1997 STOCK PLAN

OPTIONEE:  (First_Name) (Last_Name),

                  STOCK OPTION ASSUMPTION AGREEMENT effective as of the 3rd day of December, 1999.

                  WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of netDialog, Inc., a Delaware corporation ("netDialog"), which were granted to Optionee under the netDialog 1997 Stock Plan (the "Plan").

                  WHEREAS, each of those options is evidenced by a Stock Option Agreement (the "Option Agreement") issued to Optionee under the Plan.

                  WHEREAS, netDialog has been acquired by Kana Communications, Inc., a Delaware corporation ("Kana"), through the merger of netDialog with and into Kana (the "Merger") pursuant to the Agreement and Plan of Reorganization by and between Kana and netDialog (the "Merger Agreement").

                  WHEREAS, the provisions of the Merger Agreement require the obligations of netDialog under each outstanding option under the Plan to be assumed by Kana at the consummation of the Merger (the "Effective Time") and the holder of each such outstanding option to be issued an agreement evidencing the assumption of that option.

                  WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is 0.02763 of a share of Kana common stock ("Kana Stock") for each outstanding share of netDialog common stock ("netDialog Stock").

                  WHEREAS, the purpose of this Agreement is to evidence the assumption by Kana of the outstanding options held by Optionee under the Plan at time of the consummation of the Merger (the "Effective Time") and to reflect certain adjustments to those options that have become necessary in connection with their assumption by Kana in the Merger.

                  NOW, THEREFORE, it is hereby agreed as follows:

                  1. The number of shares of netDialog Stock subject to the options held by Optionee immediately prior to the Effective Time (the "netDialog Options") and the exercise price payable per share are set forth below. Kana hereby assumes, as of the Effective Time, all the duties and obligations of netDialog under each of the

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netDialog Options. In connection with such assumption, the number of shares of
Kana Stock purchasable under each netDialog Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of Kana Stock subject to each netDialog Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of Kana Stock under the assumed netDialog Option shall also be as indicated for that option below.


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    NETDIALOG STOCK OPTIONS                          KANA ASSUMED OPTIONS

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 # of Shares of                        # of Shares
    netDialog        Exercise Price         of Kana       Adjusted Exercise
  Common Stock         per Share         Common Stock      Price per Share

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netDialog Shares    $netDialog Price     Kana Shares         $Kana Price

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                  2. The intent of the foregoing adjustments to each assumed
netDialog Option is to assure that the spread between the aggregate fair market value of the shares of Kana Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will, immediately after the consummation of the Merger, be not less than the spread that existed, immediately prior to the Merger, between the then aggregate fair market value of the netDialog Stock subject to the netDialog Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, on a per share basis immediately after the Merger, the same ratio of exercise price per option share to fair market value per share that existed under the netDialog Option immediately prior to the Merger.

                  3. Each netDialog Option as assumed by Kana shall continue to have a maximum term of ten (10) years measured from the date of grant, subject to earlier termination (as provided in the applicable Option Agreement) following Optionee's cessation of service or employment.

                  4. The following provisions shall govern each netDialog Option hereby assumed by Kana:

                                    (a) Unless the context otherwise requires,
                  all references in each Option Agreement hereby assumed by Kana and in the Plan (to the extent incorporated into such Option Agreement) shall be adjusted as follows: (i) all references to the "Company" shall mean Kana, (ii) all references to "Shares" shall mean shares of Kana Stock, (iii) all references to the "Board" shall mean the Board of Directors of Kana and (iv) all references to the "Committee" shall mean the Compensation Committee of the Kana Board of Directors.

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                                    (b) Except as modified by this Agreement,
                  the grant date and expiration date of each assumed netDialog Option and all other provisions that govern either the exercise or the termination of the assumed netDialog Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the Plan and the Option Agreement shall accordingly govern and control Optionee's rights to purchase Kana Stock under the assumed netDialog Option.

                                    (c) Pursuant to the terms of the Option
                  Agreement, none of the assumed netDialog Options shall vest or become exercisable on an accelerated basis upon the consummation of the Merger. Accordingly, each netDialog Option assumed by Kana shall continue to vest and become exercisable for any remaining unvested shares of Kana Stock subject to that option in accordance with the same installment vesting schedule in effect under the applicable Option Agreement immediately prior to the Effective Time; provided, however, that the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

                                    (d) For purposes of applying any and all
                  provisions of the Option Agreement and/or the Plan relating to Optionee's status as an employee or a consultant of netDialog, Optionee shall be deemed to continue in such employee or consultant status for so long as Optionee renders services as an employee or a consultant to Kana or any present or future majority-owned Kana subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed netDialog Options upon Optionee's cessation of service as an employee or a consultant of netDialog shall hereafter be applied on the basis of Optionee's cessation of such status with Kana and its subsidiaries, and each assumed netDialog Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, following such cessation of employee or consultant status.

                                    (e) The adjusted exercise price payable for
                  the Kana Stock subject to each assumed netDialog Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of Kana Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as netDialog Stock prior to the Merger shall be taken into account.


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                                    (f) In order to exercise each assumed
                  netDialog Option, Optionee must deliver to Kana a written notice of exercise in which the number of shares of Kana Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of Kana Stock and should be delivered to Kana at the following address:

                                    Kana Communications, Inc.
                                    740 Bay Road
                                    Redwood City, CA 94063
                                    Attention: William Bose

                  5. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

                  IN WITNESS WHEREOF, Kana Communications, Inc. has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly authorized officer as of the 3rd day of December, 1999.

                                       KANA COMMUNICATIONS, INC.

                                       By:
                                          -----------------------------
                                           MARK S. GAINEY, PRESIDENT

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                                 ACKNOWLEDGMENT

                  The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her netDialog Options hereby assumed by Kana are as set forth in the Option Agreement, the Plan (to the extent incorporated into such Option Agreement) and such Stock Option Assumption Agreement.




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                                       (FIRST_NAME) (LAST_NAME), OPTIONEE

DATED: __________________, 1999






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